Exhibit 99.1

Financial News Release

CONTACTS:
Danny Herron	Annie Leschin/Vanessa Lehr
Advanced Energy Industries, Inc.	Advanced Energy Industries, Inc.
970.407.6570	970.407.6555
danny.herron@aei.com	ir@aei.com
ADVANCED ENERGY ANNOUNCES SECOND QUARTER RESULTS
•	Revenue of $138.2 million, a 38.1% increase over Q2, 2010

•	Operating Income of $17.3 million, 12.5% of revenue

•	EPS of $0.31 share
Fort Collins, Colo., July 25, 2011 — Advanced Energy Industries, Inc. (Nasdaq GM: AEIS) today announced financial results for the second quarter ended June 30, 2011. The company posted second quarter sales of $138.2 million, operating income of 12.5%, and earnings of $0.31 per diluted share from continuing operations.
“Our renewables business in the second quarter was pressured by several industry dynamics, including declining panel prices, increasing competition, and changing incentive programs, which impacted our results more than anticipated. We were nonetheless pleased that our thin films business unit was in-line with expectations,” said Dr. Hans Betz, chief executive officer. “Looking at our expectations for the remainder of 2011, we believe the benefits of our diversification strategy become clear. As our thin film business softens with market cyclicality, our renewables business is poised to capture previously-deferred business as customers initiate projects in order to take advantage of tax credits by year-end. Longer-term, we continue to see demand for our utility-scale inverter products in North America and remain confident that Advanced Energy’s strategy of selling based on levelized cost of energy (LCOE), superior uptime performance and best-in-class service offering will continue to differentiate us in the market”
Thin Film Business Unit
Thin Films business unit sales were $97.3 million versus $85.7 million in the same period of 2010, a 13.5% improvement year over year. Total Thin Film sales met our expectations this quarter, although declined slightly on a sequential basis from $100.1 million in the first quarter of 2011. Strength in our flat panel display market this quarter was somewhat offset by the initial signs of a pause in semiconductor capital spending, as well as the overcapacity and resulting price declines in the solar panel industry.

Renewables Business Unit
Renewables business unit sales were $40.8 million in the quarter versus $14.4 million in the same period of 2010. The significant year-over-year improvement reflects the acquisition of PV Powered and the ongoing growth of the North American solar equipment market. Renewable sales were impacted by several industry dynamics during the quarter, leading to slower than anticipated sequential growth of 9%.
Operating income was $17.3 million or 12.5% of revenue. Net income from continuing operations was $13.5 million or $0.31 per diluted share, compared to net income from continuing operations of $18.8 million or $0.43 per diluted share in the first quarter of 2011.
Bookings for the second quarter were $101.7 million.
Third Quarter 2011 Guidance
The Company anticipates third quarter 2011 results from continuing operations, to be within the following ranges:
•	Sales of $130.0 million to $145.0 million
•	Earnings per share of $0.20 to $0.30
Second Quarter 2011 Conference Call
Management will host a conference call tomorrow, Tuesday, July 26, 2011, at 8:30 a.m. Eastern Daylight Time to discuss Advanced Energy’s financial results. Domestic callers may access this conference call by dialing (866) 362-4820. International callers may access the call by dialing (617) 597-5345. Participants will need to provide a conference pass code 76215669. For a replay of this teleconference, please call (888) 286-8010 or (617) 801-6888, and enter the pass code 29763068. The replay will be available for two weeks following the conference call. A webcast will also be available on the Investor Relations web page at
http://ir.advanced-energy.com.
About Advanced Energy
Advanced Energy (NASDAQ: AEIS — News) is a global leader in innovative power and control technologies forthin-film manufacturing and high-growth solar-power generation. Advanced Energy is headquartered in Fort Collins, Colorado, with dedicated support and service locations around the world. For more information, go to www.advanced-energy.com.

Forward-Looking Language
The Company’s expectations with respect to guidance to financial results for the third quarter ending September 30, 2011 and statements that are not historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: the effects of global macroeconomic conditions upon demand for our products, the volatility and cyclicality of the industries the company serves, particularly the semiconductor industry, the continuation of RPS (renewable portfolio standards), the timing and availability of incentives and grant programs in the US and Europe related to the renewable energy market, renewable energy project delays resulting from solar panel price declines and increased competition in the solar inverter equipment market, the timing of orders received from customers, the company’s ability to realize benefits from cost improvement efforts, the ability to source materials and manufacture products, and unanticipated changes to management’s estimates, reserves or allowances. These and other risks are described in Advanced Energy’s Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission. These reports and statements are available on the SEC’s website at www.sec.gov. Copies may also be obtained from Advanced Energy’s website at www.advancedenergy.com or by contacting Advanced Energy’s investor relations at 970-407-6555. Forward-looking statements are made and based on information available to the company on the date of this press release. The company assumes no obligation to update the information in this press release.
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ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2011	2010	2011	2011	2010
SALES
COST OF SALES	$138,154	$100,107	$137,652	$275,806	$169,794
GROSS PROFIT	82,777	55,548	75,607	158,384	96,028

	55,377	44,559	62,045	117,422	73,766
	40.1%	44.5%	45.1%	42.6%	43.4%

OPERATING EXPENSES:
Research and development	17,137	13,515	15,862	32,999	24,657
Selling, general and administrative	20,001	17,183	20,905	40,906	29,412
Amortization of intangible assets	921	767	921	1,842	767

Total operating expenses	38,059	31,465	37,688	75,747	54,836

INCOME FROM OPERATIONS	17,318	13,094	24,357	41,675	18,930

Other income, net	92	220	663	755	605

Income from continuing operations before income taxes	17,410	13,314	25,020	42,430	19,535
Provision for income taxes	3,898	1,857	6,254	10,152	3,228

INCOME FROM CONTINUING OPERATIONS	13,512	11,457	18,766	32,278	16,307

Results from discontinued operations, net of tax	74	2,162	140	214	3,529

INCOME FROM DISCONTINUED OPERATIONS, NET OF INCOME TAXES	74	2,162	140	214	3,529

NET INCOME	$13,586	$13,619	$18,906	$32,492	$19,836

Basic weighted-average common shares outstanding	43,571	42,806	43,440	43,505	42,440
Diluted weighted-average common shares outstanding	44,187	43,327	44,133	44,156	43,004

EARNINGS PER SHARE:
CONTINUING OPERATIONS:
BASIC EARNINGS PER SHARE	$0.31	$0.27	$0.43	$0.74	$0.38
DILUTED EARNINGS PER SHARE	$0.31	$0.26	$0.43	$0.73	$0.38

DISCONTINUED OPERATIONS
BASIC EARNINGS PER SHARE	$0.00	$0.05	$0.00	$0.00	$0.08
DILUTED EARNINGS PER SHARE	$0.00	$0.05	$0.00	$0.00	$0.08

NET INCOME:
BASIC EARNINGS PER SHARE	$0.31	$0.32	$0.44	$0.75	$0.47
DILUTED EARNINGS PER SHARE	$0.31	$0.31	$0.43	$0.74	$0.46

ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2011	2010
ASSETS

Current assets:
Cash and cash equivalents	$135,564	$130,914
Marketable securities	10,124	9,640
Accounts receivable, net	128,802	119,893
Inventories, net	100,392	77,593
Deferred income taxes	7,689	7,510
Income taxes receivable	2,388	6,061
Other current assets	11,689	10,156

Total current assets	396,648	361,767

Property and equipment, net	38,408	34,569

Deposits and other	8,795	8,874
Goodwill and intangibles, net	93,094	96,781
Deferred income tax assets, net	5,059	3,166

Total assets	$542,004	$505,157

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$48,828	$56,185
Other accrued expenses	47,130	46,140

Total current liabilities	95,958	102,325

Long-term liabilities	30,393	28,864

Total liabilities	126,351	131,189

Stockholders’ equity	415,653	373,968

Total liabilities and stockholders’ equity	$542,004	$505,157

ADVANCED ENERGY INDUSTRIES,
INC. SEGMENT INFORMATION
(in thousands)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2011	2010	2011	2011	2010
SALES:
Thin Films	$97,331	$85,697	$100,099	$197,430	$153,120
Renewables	40,823	14,410	37,553	78,376	16,674

Total Sales	138,154	100,107	137,652	275,806	169,794

OPERATING INCOME:
Thin Films	$20,042		$24,824	$44,866
Renewables	321		2,512	2,833

Total segment operating income	20,363		27,336	47,699
Corporate expenses	(3,045)		(2,979)	(6,024)
Other income, net	92		663	755

Income from continuing operations before income taxes	$17,410		$25,020	$42,430